VV Markets,LLC
Delaware   Limited   Liability   Company

Financial   Statements   and   Independent   Auditor?s   Report
June   16th,   2020   (inception)


VV   Markets,   LLC

TABLE  OF  CONTENTS




INDEPENDENT  AUDITOR?S  REPORT

BALANCE  SHEET

NOTES  TO  THE  FINANCIAL  STATEMENTS









Page

3-4

5

6-9



To  the  Board  of  Directors
Example, LLC
Dover,  Delaware
INDEPENDENT  AUDITOR?S  REPORT

Report  on  the  Financial  Statements

We   have   audited   the   accompanying   balance   sheet   of
Example,   LLC   (the   ?Company?)   as   of
September 21,  2016
  and  the  related  notes  to  the  financial  statement.

Management?s  Responsibility  for  the  Financial  Statement

Management is responsible for the preparation and fair presentati on of this financial statement in
accordance   with   accounting   principles   generally   accepted   i
n   the   United  States  of  America;  this
includes   the   design,   implementation,   and   maintenance   of
internal   control   relevant   to   the
preparation and fair presentation of the financial statement that i s free from material misstatement, whether due to fraud or error.

Auditor?s  Responsibility

Our   responsibility   is   to  express  an  opinion  on  the  financial
statement  based  on  our  audit.   We
conducted our audit in accordance with auditing standards genera lly accepted in the United States
of   America.   Those   standards   require  that  we  plan  and  perf
orm  the  audit  to  obtain  reasonable
assurance about whether the financial statement is free from material misstatements.

An   audit   involves   performing   procedures   to   obtain   audit
evidence   about   the   amounts   and
disclosures in the financial statement.   The procedures selected d
epend on the auditor?s judgment,
including the assessment of the risks of material misstatement of the financial statement, whether
due   to   fraud  or  error.   In  making  those  risk  assessments,  th
e  auditor  considers  internal  control
relevant   to   the   entity?s   preparation   and   fair   presentation
of   the   financial  statement  in  order  to
design   audit   procedures   that   are   appropriate   in   the   circu
mstances,   but   not   for   the  purpose  of
expressing an opinion on the effectiveness of the entity?s internal
control.   Accordingly, we express

Artesian   CPA,   LLC
1624  Market  Street,  Suite  202  |  Denver,  CO  80202
p:  877.968.3330  f:  720.634.0905
info@ArtesianCPA.com  |  www.ArtesianCPA.com








no such opinion.   An audit also includes evaluating the appropriat
eness of accounting policies used
and   the   reasonableness   of   significant   accounting   estimates
  made   by   management,   as   well   as
evaluating  the  overall  presentation of the financial statement.
We believe that the audit evidence
we have obtained is sufficient and appropriate to provide a basis for our audit opinion.





Artesian   CPA,   LLC
1624  Market  Street,  Suite  202  |  Denver,  CO  80202
p:  877.968.3330  f:  720.634.0905
info@ArtesianCPA.com  |  www.ArtesianCPA.com



Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the
financial   position   of   Example,   LLC   as   of
September   21,   2016 ,   in   accordance   with   accounting
principles  generally  accepted  in  the  United  States  of  America.


Emphasis  of  Matter  Regarding  Going  Concern

The   accompanying   financial   statement   has   been   prepared
assuming   that   the   Company   will
continue as a going concern. As described in Note 3 to the financi al statement, the Company has
not  yet  commenced planned principal operations and has not ge nerated revenues or profits since
inception.   These   factors,   among   others,   raise   substantial   d
oubt   about  the  Company?s  ability  to
continue  as a going concern. Management?s plans in regard to th ese matters are also described in
Note   3.   The   financial   statement   does   not   include   any   adj
ustments   that   might   result   from   the
outcome of this uncertainty. Our opinion is not modified wit h respect to this matter.




/s/  Artesian  CPA,  LLC


Denver,  Colorado
December 29, 2016










Artesian   CPA,   LLC
1624  Market  Street,  Suite  202  |  Denver,  CO  80202
p:  877.968.3330  f:  720.634.0905
info@ArtesianCPA.com  |  www.ArtesianCPA.com



VV   Markets,   LLC
BALANCE  SHEET
As  of  June 16th,  2020(inception)


Balance  Sheet
July  1,  2020


Assets
Current  assets



Total  assets


Liabilities   and   member's   equity
Current  liabilities


Total  liabilities


Capital  contributions
Accumulated  equity/(deficit)
Members'  equity/(deficit)


Total   liabilities   and
member's   equity/(deficit)





0



0




0


0

0
0
0




0


See accompanying Independent Auditor?s Report and accompa nying notes, which are an integral part of these financial statements.



VV   Markets,   LLC
BALANCE  SHEET
As  of  June  16th, 2020(inception)


Statement  of  Operations
For  period  June  16,  2020  through  July  1,  2020




Revenue:


Expenses:



Net  Income  (Loss):


0


0



0




Statement  of  Member's  Equity  /  (Deficit)
For  period  June  16,  2020  through  July  1,  2020


Member's  equity  /  (deficit)



Balance  at  June  16,  2020
Capital  contributions


0
0



Net  Income  (loss)  for  the  period  from
June  16,  2020  through  July  1,  2020	0



Balance  at  July  1,  2020


0


See accompanying Independent Auditor?s Report and accompa nying notes, which are an integral part of these financial statements.



VV   Markets,   LLC
BALANCE  SHEET
As  of  June  16th,  2020(inception)


Statement  of  Cash  Flows
For  Period  June  16,  2020  through  July  1,  2020


Cash  flows  from  operating  activities
Net  income  (loss)




0



Adjustments  to  reconcile  net  income  (loss)  to  net  cash
	0



Net  cash  provided  by  (used  in)  operating  activities


Cash  flows  in  investing  activities
Net  cash  provided  by  (used  in)  investing  activities


Cash  flows  from  financing  activities
Net  cash  provided  by  (used  in)  financing  activities


Net  change  in  cash


Cash  at  beginning  of  period


Cash  at  end  of  Period


0




0




0


0


0


0



See accompanying Independent Auditor?s Report and accompa nying notes, which are an integral part of these financial statements.



VV   Markets,   LLC
BALANCE  SHEET
As  of  June 16th, 2020(inception)


VV   Markets,   LLC
NOTES  TO  FINANCIAL  STATEMENTS
As  of  June  16th,  2020  (inception)

NOTE  1:  NATURE  OF  OPERATIONS

VV  Markets,  LLC  (the   ?Company?)  is  a  Delaware series limited
liability company  formed  on June
16th,  2020.  VinVesto   Inc.  is  the   sole owner  of  interests of th
e  Company   (other  than interests   issued
in   a   particular   series   to  other   investors).  The    Company   w
as  formed  to  acquire  and  manage  fine
wines, spirits, and other wine related entities. It is expected that t he Company will create a number
of separate series of interests (the ?Series? or ?Series of Interests?
) and that each collection will be
owned   by   a   separate   Series,   and   that   the   assets   and   lia
bilities   of   each   Series   will   be  separate  in
accordance   with   Delaware   law.   Investors   acquire   members
hip   interests   (the   ?Interests?)   in   each
Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.


The  Company?s  managing  member  is VinVesto, Inc. (the ?Mana ger?). The Manager is a Delaware
corporation formed on June 16th, 2020. The Manager is a technol ogy and marketing company that
operates  the  VinVesto  platform  ("Platform")  and  manages  the
  Company and the assets owned by
the   Company   in   its   roles   as   the   Manager   and   manager
of   the   assets   of   each   Series  (the  ?Asset
Manager?).

As   of   June   16th,   2020,   the   Company   has   not   commence
d   planned   principal   operations   nor
generated revenue.   The Company?s activities since inception hav
e consisted of formation activities
and preparations to raise capital.   Once the Company commences
 its planned principal operations, it
will   incur   significant   additional   expenses.   The   Company   is
 dependent   upon   additional   capital
resources   for   the  commencement  of  its  planned  principal  op
erations and is subject to significant risks and uncertainties; including failing to secure funding to oper ationalize the Company?s planned operations or failing to profitably operate the business.

The  Company  intends  to  sell  Interests  in  a  number  of separat
e individual Series of the Company.
Investors   in   any   Series  acquire  a  proportional  share  of  inco
me  and  liabilities  as  they  pertain  to  a
particular   Series,   and   the   sole   assets   and  liabilities  of  any
given  Series  at  the  time  of  an  offering
related to that particular Series a single collectible asset, (plus any cash reserves for future operating
expenses). All voting rights, except as specified in the operating ag reement or required by law remain
with   the   Manager   (e.g.,   determining   the   type   and   quantit
y   of   general   maintenance   and   other
expenses required, determining how to best commercialize th e applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations
of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the ?Operating Agreement?). The Company an d each Series shall have perpetual existence unless terminated pursuant to the Operating Agree ment or law.


See  accompanying  Independent  Auditor?s  Report


VV   Markets,   LLC
NOTES  TO  FINANCIAL  STATEMENTS
As  of  June  16th,  2020  (inception)

OPERATING  AGREEMENT

In   accordance   with   the   Operating   Agreement   each   interes
t   holder  in  a  Series  grants  a  power  of
attorney  to  the  Manager.  The  Manager has the right to appoint officers of the Company and each
Series.

After   the   closing   of   an   offering,   each   Series   is   responsibl
e   for   its   own   Operating   expenses   (as
defined  in  Note  2(5)).  Prior  to  the closing, Operating expenses are borne by the Manager and not
reimbursed by the economic members. Should post-
closing Operating expenses exceed revenues or
cash reserves then the Manager may (a) pay such Operating expe nses and not seek reimbursement,
(b)  loan  the  amount  of  the  Operating  expenses  to  the  series and  be entitled to reimbursement of
such   amount   from  future  revenues  generated  by  the  series
(?Operating  expenses  Reimbursement
Obligation(s)?), on which the Manager may impose a reasona ble rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the M anager or its affiliates.

LIQUIDITY  AND  CAPITAL  RESOURCES

The   accompanying   financial   statements   have   been   prepare
d   on   a   going   concern   basis,   which
contemplates   the   realization   of   assets   and   the   satisfaction
   of   liabilities   in   the   normal   course   of
business.   The   Company   or   any   of   the   Series   have   not   g
enerated   profits   since   inception.   The
Company has sustained no income or loss for the period ended Jul
y 1st, 2020 and, has no members?
equity as of July 1, 2020. The Company or any of the Series may la
ck liquidity to satisfy obligations
as   they   come   due.   Future   liabilities,   other   than   ones   for
  which   the   Manager   does   not   seek
reimbursement, will be covered through the proceeds of futu re offerings for the various Series of Interests. These conditions raise substantial doubt as to the Comp any's ability to continue as a going concern.

Through July 1, 2020, none of the Series have recorded any reven ues. The Company anticipates that it will commence commercializing the collection in fiscal year 202
0, but does not expect to generate
any revenues for any of the Series in the first year of operations. E ach Series will continue to incur
Operating expenses including, but not limited to, storage, insuran ce, transportation and maintenance expenses, on an ongoing basis.

From inception through July 1, 2020, VinVesto, Inc. or an affiliate has borne all of the costs of the
Company.   The   Company   and   each   Series   expect   to   contin
ue   to   have   access   to   ample   capital
financing   from   the   Manager   going   forward.   Until   such   ti
me   as   the   Series?   have   the   capacity   to
generate cash flows from operations, the Manager may cover any deficits through additional capital
contributions or the issuance of additional Interests in any individ ual Series. In addition, parts of the
proceeds   of   future   offerings   may   be   used   to   create   rese
rves   for   future   Operating   expenses   for
individual  Series  at  the  sole  discretion  of  the  Manager.


See  accompanying  Independent  Auditor?s  Report
-6-

VV   Markets,   LLC
NOTES  TO  FINANCIAL  STATEMENTS
As  of  June  16th,  2020  (inception)


NOTE  2:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Basis  of Presentation
The  accounting  and  reporting policies of the Company conform t
o accounting principles generally
accepted  in  the  United  States  of  America  (GAAP).

Use of  Estimates
The   preparation   of   the   balance   sheet   in   conformity   with
 GAAP   requires   management   to   make
estimates  and  assumptions that affect the reported amounts of a ssets and liabilities and disclosures
of   contingent   assets   and   liabilities   at   the   date  of  the  bala
nce sheet and the reported amounts of revenues and expenses during the reporting period. Actual re sults could differ from those estimates.

Cash Equivalents  and  Concentration of Cash Balance
The   Company   considers   all   highly   liquid   securities   with   an
   original   maturity   of   less   than   three
months to be cash equivalents.   The Company?s cash and cash eq
uivalents in bank deposit accounts,
at  times,  may  exceed  federally  insured  limits.

Offering  Expenses

Offering   expenses   relate   to   the   offering   for   a   specific   Se
ries   and   consist   of   underwriting,   legal,
accounting,  escrow,  compliance,  filing  and other expenses incur red through the balance sheet date
that   are   directly   related   to  a  proposed  offering  and  will  ge
nerally  be  charged  to  members'  equity
upon   the   completion   of   the   proposed   offering.   Offering  e
xpenses  that  are  incurred  prior  to  the
closing   of   an   offering   for   such   Series,   are   being   funded
by   the   Manager   and   will   generally   be
reimbursed through the proceeds of the offering related to the Se ries. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expens es to be incurred, will be charged to the Manager.

Operating  Expenses

Operating  expenses  related  to  a  particular  collectible  asset  ar
e  costs  and  expenses  attributable the
assets   of   a   particular   Series   and   include   storage,   insuranc
e,   transportation   (other   than   the  initial
transportation from the card location to the Manager?s storage fa cility prior to the offering, which is treated as an ?Acquisition Expense?, as defined below), annual audit and legal expenses and other specific expenses as detailed in the Manager?s allocation policy. W e distinguish between pre-closing and post-closing Operating expenses. Operating expenses are expensed as  incurred.

Except   as  disclosed  with  respect  to  any  future  offering,  expe nses  of  this  nature  that  are  incurred
prior   to   the   closing  of  an  offering  of  Series  of  Interests  are
 funded  by  the  Manager  and  are  not


See  accompanying  Independent  Auditor?s  Report
-6-

VV   Markets,   LLC
NOTES  TO  FINANCIAL  STATEMENTS
reimbursed   by   the   Company,   Series   or   economic   members
..   These   are   accounted   for   as   capital
contributions by the Manager for expenses related to the bu siness of the Company or a Series.

Upon   closing  of  an  offering,  a  Series  becomes  responsible  fo
r  these  expenses  and  finances  them
either   through   revenues   generated   by   a   Series   or   availabl
e   cash   reserves   at   the   Series.   Should
revenues  or  cash  reserves  not  be  sufficient  to  cover  Operatin
g expenses the Manager may (a) pay
such   Operating   expenses   and   not   seek   reimbursement,   (b)
   loan   the   amount   of   the   Operating
expenses   to   the   Series   at   a   reasonable   rate  of  interest  an
d  be  entitled  to  reimbursement  of  such
amount   from   future   revenues   generated   by   the   Series   (?
Operating   expenses   Reimbursement
Obligation(s)?), and/or (c) cause additional Interests to be issued i n order to cover such additional amounts.

Income  Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a
C-
corporation   under   the   Internal   Revenue   Code.   The   separat
e   Series   will   comply   with   the
accounting and disclosure requirement of ASC Topic 740, "Income
 Taxes," which requires an asset
and  liability  approach to financial accounting and reporting for in come taxes. Deferred income tax
assets and liabilities are computed for differences between the f inancial statement and tax bases of assets and liabilities that will result in future taxable or dedu ctible amounts, based on enacted tax
laws   and   rates   applicable   to   the   periods   in   which   the   di
fferences   are   expected   to   affect  taxable
income.  Valuation  allowances  are  established,  when  necessary
, to reduce deferred tax assets to the
amount  expected  to  be  realized.



See  accompanying  Independent  Auditor?s  Report
-6-


VV   Markets,   LLC
NOTES  TO  FINANCIAL  STATEMENTS
As  of  June  16th,  2020  (inception)


NOTE  3  -  RELATED  PARTY  TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager,
will   admit   additional   members   to   each   of   its   series   thro
ugh   the   offerings   for   each   series.   By
purchasing an Interest in a Series of Interests, the investor is admi tted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each
investor grants a power of attorney to the Manager. The Op erating Agreement provides that the
Manager  with  the  ability  to  appoint  officers.

NOTE  4  -
  REVENUE,  EXPENSE  AND  COST  ALLOCATION  METHODOLOGY

The Company distinguishes expenses and costs between those rel ated to the purchase of a particular collectible asset and Operating expenses related to the mana gement of such collectible assets.

Fees   and   expenses   related   to   the   purchase  of  an  underlyi
ng collectible asset include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee.
As of July 1, 2020, VinVesto, Inc.
incurred  costs  of  $0  on  behalf  of  the  Company  or  Series.

Within  Operating  expenses the Company distinguishes between
Operating expenses incurred prior
to  the  closing of an offering and those incurred after the close of an offering. Although these pre-
and post-
 closing Operating expenses are similar in nature and consist of ex penses such as storage,
insurance,   transportation   and   maintenance,   pre-
closing   Operating   expenses   are   borne   by   the
Manager   and   are   not   expected   to   be   reimbursed   by   the
  Company   or   the   economic   members.
Post-
closing   Operating   expenses   are   the   responsibility   of   each
Series   of   Interest   and   may   be
financed   through   (i)   revenues   generated   by   the   Series   or
  cash   reserves   at   the   Series   and/or   (ii)
contributions  made  by  the  Manager,  for  which  the  Manager does  not  seek  reimbursement or (iii)
loans   by   the   Manager,   for   which   the   Manager   may   char
ge   a   reasonable   rate   of   interest   or   (i
issuance  of  additional  Interest  in  a  Series.

Allocation  of  revenues,  expenses  and  costs will be made among st the various Series in accordance
with the Manager's allocation policy. The Manager's allocation pol icy requires items that are related
to a specific Series to be charged to that specific Series. Items not related to a specific Series will be
allocated   pro   rata   based   upon   the   value   of   the   underlyin
g   collectible   assets   or   the   number   of
collectibles,   as   stated   in   the   Manager?s   allocation   policy   a
nd   as   reasonably   determined   by   the
Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

Revenue   from   the   anticipated   commercialization  of  the  coll
ections will be allocated amongst the Series whose underlying collectibles are part of the commercializa tion events, based on the value of the underlying collectible assets. No revenues have been gen erated to date.



See  accompanying  Independent  Auditor?s  Report


Offering expenses, other than those related to the overall busines s of the Manager (as described in Note 2(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon
the closing of an offering. No offering expenses have been incu rred by the Company as of July 1, 2020.

Acquisition expenses are funded by the Manager, and reimbursed from the Series proceeds upon the
closing of an offering. The Manager had incurred $0 in acqui sitions expenses at July 1, 2020.

The Sourcing Fee is paid to the Manager from the Series pro ceeds upon the close of an offering.

NOTE  5:  GOING  CONCERN

The  accompanying  balance sheet has been prepared on a going c oncern basis, which contemplates
the   realization   of   assets   and   the   satisfaction   of   liabilities
 in  the  normal  course  of  business.   The
Company   is   a   business   that   has   not   commenced   planned
  principal   operations,   plans   to   incur
significant  costs  in  pursuit  of  its  capital  financing  plans, and h as not generated any revenues as of
July  1,  2020.   The  Company?s  ability  to  continue  as  a going co
ncern in the next twelve months is
dependent  upon its ability to obtain capital financing from invest ors sufficient to meet current and
future obligations and deploy such capital to produce profitable o
perating results.   No assurance can
be  given  that  the  Company  will  be  successful  in  these efforts.
   These factors, among others, raise
substantial doubt about the ability of the Company to continue as a going concern for a reasonable
period  of  time.   The  balance  sheet  does  not  include  any adjus
tments relating to the recoverability
and classification of recorded asset amounts or the amounts and c lassification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE  6:  SUBSEQUENT  EVENTS

Management   has   evaluated   all   subsequent   events   through
  July   1,   2020,   the   date   the   financial
statements were available to be issued.   There are no additional
material events requiring disclosure
or  adjustment  to  the  financial  statements.